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                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER


          This Agreement and Plan of Merger (the "Agreement") entered into as of
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November 29, 1999 by and among Raymond Karsan Holdings, Inc., a Pennsylvania corporation ("RKH"), Raymond Karsan Associates, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of RKH ("RKA"), International Holding Company Inc., a Pennsylvania corporation ("IHC") and Insurance Services, Inc. a Pennsylvania corporation ("ISI"). RKH, RKA, IHC and ISI are referred to individually herein as a "Party" and collectively herein as the "Parties".
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                                   Recitals
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          WHEREAS, this Agreement contemplates a transaction in which IHC and
ISI will merge with and into RKA, with RKA as the continuing surviving entity (the "Merger"), in exchange for which the shareholders of IHC and ISI will receive common stock of RKH in the manner set forth herein;

          WHEREAS, the Board of Directors of IHC has determined that the Merger is in the best interests of the Company and the holders of IHC's common stock (the "IHC Stockholders") and has resolved to recommend the acceptance and approval of the Merger by the IHC Stockholders;

          WHEREAS, the Board of Directors of ISI has determined that the Merger is in the best interests of the Company and the holders of the common stock of ISI (the "ISI Stockholders") and has resolved to recommend the acceptance and approval of the Merger by the ISI Stockholders;

          WHEREAS, the respective Boards of Directors of RKH, RKA, IHC and ISI have approved the Merger pursuant to and subject to the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, intending to be legally bound hereby, the Parties agree as follows:

1.   The Merger
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     1.1  The Merger.  Subject to the terms and conditions of this Agreement, at
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the Effective Time (as defined in Section 1.8), each of IHC and ISI shall be merged with and into RKA pursuant to the Merger and the separate corporate existence of IHC and ISI shall thereupon cease. RKA shall be the continuing surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania, with all of RKA's rights, privileges, immunities, powers and franchises unaffected by the Merger except as otherwise set forth in this Agreement. The Merger shall have the effects specified in the Pennsylvania Business Corporation Law of 1988, as amended (the "PABCL").

     1.2  Conversion of Securities.  At the Effective Time, by virtue of the
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Merger and without any action on the part of the holder of any shares of capital stock of RKA, RKH, the IHC Stockholders or ISI Stockholders:
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               (i)   each share of common stock of IHC issued and outstanding
          immediately before the Effective Time (the "IHC Common Stock") shall as of the Effective Time be converted into and become the right to receive from RKH one-half a share of common stock of RKH (the "RKH Common Stock");

               (ii)  each share of common stock of ISI issued and outstanding immediately before the Effective Time (the "ISI Common Stock") shall
          as of the   Effective Time be converted into and become the right to
          receive from RKH one-half a share of RKH Common Stock;

               (iii) each option or warrant to purchase a share of IHC Common Stock that is outstanding as of the Effective Time shall as of the Effective Time be converted into and become the right to receive from RKH an option or warrant to purchase one-half a share of RKH Common Stock at two times the exercise price in effect for such option immediately prior to the Effective Time;

               (iv) each option or warrant to purchase a share of ISI Common Stock that is outstanding as of the Effective Time shall as of the Effective Time be converted into and become the right to receive from RKH an option or warrant to purchase one-half a share of RKH Common Stock at two times the exercise price in effect for such option immediately prior to the Effective Time;

               (iv) each share of IHC Common Stock issued and held in the treasury of IHC at the Effective Time shall as of the Effective Time be canceled;

               (v) each share of ISI Common Stock issued and held in the treasury of ISI at the Effective Time shall as of the Effective Time be canceled;

               (vi) each share of common stock of RKA shall remain issued, outstanding and unchanged, which shares shall be the only capital stock of RKA outstanding after the Effective Time, and RKA shall be a wholly-owned subsidiary of RKH.

          1.3  Cancellation of Stock Certificates.  Upon the Effective Time, the
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IHC Stockholders and the ISI Stockholders shall surrender all of the stock certificates representing all of the issued and outstanding IHC Common Stock and ISI Common Stock, which stock certificates shall be canceled, and upon such surrender, RKH shall deliver to the IHC Stockholders and the ISI Stockholders shares of stock certificates of RKH Common Stock in to which their IHC Common Stock and ISI Common Stock were converted pursuant to Section 1.4.

          1.4  Existence After the Effective Time.  Upon the Effective Time, the
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separate corporate existence of each of IHC and ISI shall cease to exist, and the Surviving Corporation shall succeed, without further action or transfer, to all of the rights and property of IHC and ISI and shall be subject to all of the debts, obligations and liabilities of IHC and ISI in the same

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manner as if the Surviving Corporation had itself incurred them. The Surviving
Corporation shall carry on the businesses of IHC and ISI with the assets of IHC and ISI, as well as with the assets of the Surviving Corporation.

          1.5  Closing.  The closing of the Merger (the "Closing") shall take
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place at the offices of Pepper Hamilton LLP, 3000 Two Logan Square,
Philadelphia, PA 19103-2799 at such time and date as the Parties may agree; provided that all of the conditions set forth in this Agreement shall be fulfilled or waived in accordance with this Agreement.

          1.6  Filing of Merger Documents; Effective Time.  In connection with
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the Closing, the parties will execute and file Articles of Merger relating to the Merger with the Department of State of Pennsylvania as provided in the PABCL. The Merger shall become effective at the time at which the Articles of Merger have been duly filed with the Department of State of Pennsylvania (the "Effective Time").

     1.7  Dissenters Rights.  Notwithstanding any provision of this Article I to
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the contrary, shares held of record by IHC Stockholders or ISI Stockholders who shall not have voted such shares in favor of the Merger and who shall have properly exercised rights to demand payment of the fair value of such shares in accordance with the applicable provisions of the PABCL (the "Dissenting Shares") shall not be converted into the right to receive shares of RKH Common Stock, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the PABCL; provided, however, that (i) if such a holder fails to file a notice of election to dissent in accordance with the PABCL, or after having done so delivers an effective withdrawal of such notice or fails to establish (if he is required to do so) his entitlement to dissenters rights as provided in the PABCL, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his dissenters rights, each share of IHC Common Stock or ISI Common Stock held of record by such holder shall automatically be converted into and represent only the right to receive a share of RKH Common Stock (as provided in Section 1.4), upon the surrender of the certificate or certificates representing the shares of IHC Common Stock or ISI Common Stock.

2.   Articles of Incorporation and By-Laws of the Surviving Corporations
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     2.1  Articles of Incorporation.  The Articles of Incorporation of the
          -------------------------
Surviving Corporation shall, upon the Effective Time, be and remain unchanged until further amended in accordance with the terms thereof and the PABCL.

     2.2  By-Laws.  The By-Laws of the Surviving Corporation in effect at the
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Effective Time shall be and remain unchanged until duly amended in accordance with the terms thereof and the PABCL.

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     2.3  Officers and Directors.  At the Effective Time, the officers and
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directors of the Surviving Corporation shall be as set forth in the By-Laws of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

3.   Representations and Warranties
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     3.1  Representations and Warranties of the Parties.  Each Party hereby
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represents and warrants to the other Parties (such representations and warranties to be made severally by such Party, except as to representations and warranties of RKH and RKA, which shall be joint and several) that as of the Effective Time:

          (1) Authorization.  Such Party is a corporation duly organized,
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validly existing and in good standing under the laws of the Commonwealth of
Pennsylvania, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not result in a material adverse effect on the corporation. Such Party has full corporate power and corporate authority, and all foreign, federal, state and local governmental permits, licenses and consents to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          (2) Authorization of Transaction.  Such Party has the requisite
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corporate power and authority, and has taken all required action necessary, to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of such Party, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (3) Noncontravention.  Neither the execution and the delivery of this
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Agreement, nor the consummation by such Party of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which such Party is subject or any provision the charter or bylaws of such Party.

          (4) Capitalization as to RKH and RKA.  Each of RKH and RKA represent
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and warrant that the authorized capital stock of RKH consists of 500,000 shares of common stock, par value $.01 per share and 500,000 shares of preferred stock, par value $.01 per share, that the authorized capital stock of RKA consists of 1000 shares of common stock, all of which is owned

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by RKH and that all issued and outstanding shares of capital stock of RKH and
RKA have been validly issued and are fully paid and nonassessable.

4.   Covenants
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     4.1  Covenants of the Parties.  Each Party covenants and agrees that,
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except as otherwise required by this Agreement, from the date hereof and continuing until the earlier of (i) the termination of this Agreement or (ii) the Effective Time, the business of such Party shall be conducted in the ordinary and usual course and, to the extent consistent therewith, such Party shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates.

     4.2  Options.   Prior to the Effective Time, IHC and ISI shall take such
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actions as may be necessary such that at the Effective Time each stock option issued by IHC or ISI shall be converted into the right to receive, and the holder thereof, upon surrender thereof, shall receive, stock options or warrants of RKH to which such holder is entitled pursuant to Section 1.2.

5.   Conditions
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     5.1  Conditions to Obligations of the Parties.  The obligations of the
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Parties to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by any of the Parties, as the case may be, to the extent permitted by applicable law:

          (1) Requisite Approval.  The Merger shall have been duly approved by
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the Board of Directors of each of the Parties and, to the extent necessary, the requisite shareholders of each of the Parties in accordance with the PABCL and the Articles of Incorporation and By-Laws of each of the Parties.

          (2) Compliance. The parties each shall have performed and complied
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with, in all material respects, all obligations and covenants required to be performed or completed with by it under, respectively, this Agreement at or prior to the Effective Time.

          (3) Representations.  Each of the representations and warranties of
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the respective parties in this Agreement shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing and shall then be true and correct in all material respects, except to the extent changes are required, permitted or contemplated pursuant to this Agreement.

6.   Termination
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     6.1  Termination by Mutual Consent.  This Agreement may be terminated and
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the Merger may be abandoned at any time prior to consummation thereof, before or after the approval by the stockholders of the parties, by the written consent of the parties.

7.   Miscellaneous and General
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     7.1  Payment of Expenses. Whether or not the Merger shall be consummated,
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each Party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger, except that and provided the Merger is consummated, the expenses of RKA shall be borne by RKH.

     7.2  Cooperation.  The Parties will cooperate with one another in effecting
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the transactions contemplated hereby, in the making of all necessary governmental filings (including, without limitation, filings with any applicable taxing authority) and in connection with the prosecution or defense of any investigation, claim, suit, arbitration or other proceeding brought by or against any governmental authority or other third party.

     7.3  Modification or Amendment.  Subject to the applicable provisions of
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the PABCL, at any time prior to the Effective Time, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties.

     7.4  Waiver of Conditions.  The conditions to each of the Parties'
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obligations to consummate the transactions contemplated hereby are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted hereby and by applicable law.

     7.5  Counterparts and Facsimile Signatures.  For the convenience of the
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Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

     7.6  GOVERNING LAW; JURISDICTION; AND SERVICE OF PROCESS. EXCEPT AS
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EXPRESSLY SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. IN ADDITION, EACH OF THE PARTIES HEREBY AGREE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE MERGER SHALL BE HEARD IN THE COURT OF COMMON PLEAS, COUNTY OF CHESTER, OF THE COMMONWEALTH OF PENNSYLVANIA, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND, IN CONNECTION

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THEREWITH, EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF
SUCH COURTS AND AGREES THAT ANY SERVICE OF PROCESS IN CONNECTION WITH ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE MERGER MAY BE GIVEN TO ANY OTHER PARTY HERETO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 9.8 BELOW.

     7.7  Entire Agreement, etc.  This Agreement (including any schedules,
          ----------------------
exhibits or Annexes hereto) (i)i constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral among the parties, with respect to the subject matter hereof,
(ii) shall not be assignable by operation of law or otherwise and are not intended to create any obligations to, or rights in respect of, any Persons other than the parties hereto.

     7.8  Captions.  The Article, Section and paragraph captions herein are for
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convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     7.9  Specific Performance.  The parties hereto agree that if any of the
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provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     7.10 Severability.  The invalidity or unenforceability of any provision of
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this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect except to the extent that the enforcement of such remaining provisions would be inequitable.

                       [Space Intentionally Left Blank]

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     IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.



                                       INTERNATIONAL HOLDING
                                       COMPANY, INC,


                                       By: /s/ Donald F. Volk
                                           ---------------------------
                                       Title: Chief Financial Officer
                                              ------------------------

                                       INSURANCE SERVICES, INC.


                                       By: /s/ Donald F. Volk
                                           ---------------------------
                                       Title: Chief Financial Officer
                                              ------------------------

                                       RAYMOND KARSAN HOLDINGS, INC.


                                       By: /s/ Elliot H. Clark
                                           ---------------------------
                                       Title: Chief Operating Officer
                                              ------------------------

                                       RAYMOND KARSAN ASSOCIATES, INC.


                                       By: /s/ Elliot H. Clark
                                           ---------------------------
                                       Title: Chief Operating Officer
                                              ------------------------


                              [End of Executions]

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